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                                                                      Exhibit 15




June 17, 2002


The Audit Committee of the Board of Directors
Three Rivers Bancorp, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-_______) of Sky Financial Group, Inc. for the registration of 5,121,464 shares of its common stock of our report dated May 10, 2002 relating to the unaudited consolidated financial statements of Three Rivers Bancorp, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2002.


                                         /s/ Ernst & Young LLP
Pittsburgh, Pennsylvania